UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2022 (January 24, 2022)
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Home Depot, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on January 27, 2022, which reported the appointment of Edward P. Decker, President and Chief Operating Officer, to the position of Chief Executive Officer and President of the Company, effective March 1, 2022, and the decision of the current Chairman and CEO Craig A. Menear to step down from the CEO position, effective March 1, 2022, and remain as Chair of the Board of Directors of the Company (the “Board”). On February 24, 2022, the independent members of the Board, upon the recommendation of the Leadership Development and Compensation Committee of the Board, approved the compensation for Mr. Decker and Mr. Menear in their new roles.
Mr. Decker’s new annual base salary will be $1.4 million, effective March 1, 2022, and his new annual cash incentive target under the Company’s Management Incentive Plan (“MIP”) will be 200% of base salary. For Fiscal 2022, the amount of his annual cash incentive award will be determined using the applicable target percentage for the portion of the year that he served in each of the roles he held during the fiscal year, subject in each case to performance against the performance goals to be set by the LDC Committee in March 2022. The independent directors also approved an annual long-term incentive award for Mr. Decker for Fiscal 2022 in the amount of $10.2 million, to be granted on March 23, 2022, the date of the Company’s annual long-term incentive grant, using the Company’s standard mix of 50% performance shares, 30% performance-based restricted stock, and 20% stock options. The awards will have the same vesting terms as the awards made to all of our executive officers: (a) the performance shares will vest at the end of a three-year performance period, based on the achievement of goals relating to average return on invested capital and average operating profit over that period; (b) the performance-based restricted stock awards will be forfeitable if the Company does not achieve at least 90% of the operating profit target for the Fiscal 2022 MIP, and if that performance goal is met, the awards will vest 50% on each of the 30- and 60-month anniversaries of the grant date; and (c) the stock options will vest 25% per year beginning on the second anniversary of the grant date. Mr. Decker will also be subject to certain non-competition and non-solicitation restrictions for 24 and 36 months, respectively, following any termination of employment, as well as certain confidentiality restrictions that apply indefinitely.
Mr. Menear’s new annual base salary as Chair will be $750,000, effective March 1, 2022, and his fiscal 2022 annual cash incentive award target under the MIP will be 150% of base salary. For Fiscal 2022, the amount of his annual cash incentive award will be determined using the applicable target percentage for the portion of the year that he served in each of the roles he held during the fiscal year, subject in each case to performance against the performance goals to be set by the LDC Committee in March 2022. The independent directors also approved an annual long-term incentive award for Mr. Menear for Fiscal 2022 in the amount of $7.3 million, to be granted on March 23, 2022, of which 50% will be granted in performance shares and 50% will be granted in stock options. The performance shares and stock options will have the same vesting terms as described above for Mr. Decker’s awards. Mr. Menear will also be subject to certain non-competition and non-solicitation restrictions for 24 and 36 months, respectively, following any termination of employment, as well as certain confidentiality restrictions that apply indefinitely.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: March 1, 2022	By:	/s/ Teresa Wynn Roseborough
	Name:	Teresa Wynn Roseborough
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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